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MCAFEE, INC. REPORTS RECORD QUARTERLY AND FULL YEAR 2007 REVENUE

Board Authorizes $750 Million Stock Repurchase Program

SANTA CLARA, Calif., Feb.7 /PRNewswire-FirstCall/  - McAfee, Inc. (NYSE: MFE) today reported financial results for the fourth quarter and full year ended December 31, 2007.

"In the fourth quarter, McAfee delivered its best sales results in more than three years," said Dave DeWalt, McAfee's chief executive officer and president. "As we pursued our strategic imperatives, we generated 17 percent year-over-year revenue growth, with our deferred revenue balance exceeding $1 billion for the first time in the company's history. Sales of Total Protection Endpoint, the core of our security risk management strategy, grew by 112 percent year-over-year."

"Our new $750 million stock repurchase program reflects our Board of Directors’ commitment to delivering value to our stockholders, and our management team’s confidence that we can continue to profitably grow the business," continued DeWalt.

Fourth Quarter Financial Highlights and Operational Metrics:

$ in Millions, except per share and % data	Q4 2007	Q4 2006	% Change
Total Net Revenue	$356.5	$305.2	17%

GAAP Operating Income	$33.0	$33.6	(2)%
GAAP Net Income	$12.2	$32.9	(63)%
GAAP Net Income Per Share (Diluted)	$0.07	$0.20	(63)%

Non-GAAP Operating Income*	$86.7	$69.9	24%
Non-GAAP Net Income*	$75.1	$59.9	26%
Non-GAAP Net Income Per Share* (Diluted)	$0.46	$0.37	24%

Deferred Revenue	$1,044.5	$897.5	16%
Cash & Marketable Securities	$1,318.8	$1,240.2	6%

* A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Full Year Financial Highlights and Operational Metrics:

$ in Millions, except per share and % data	Full Year 2007	Full Year 2006	% Change
Total Net Revenues	$1,308.2	$1,145.2	14%

GAAP Operating Income	$159.8	$139.0	15%
GAAP Net Income	$167.0	$137.5	21%
GAAP Net Income Per Share (Diluted)	$1.02	$0.84	21%

Non-GAAP Operating Income*	$323.6	$269.0	20%
Non-GAAP Net Income*	$286.9	$229.1	25%
Non-GAAP Net Income Per Share* (Diluted)	$1.75	$1.40	24%

* A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Fourth Quarter Operating Summary:

Corporate Business: Revenue grew 24 percent over the same period last year, to $215 million in the fourth quarter of 2007. Growth during the quarter was driven by sales of our Total Protection for Endpoint and IntruShield product lines. We closed 453 deals over $100,000, including 56 deals over $500,000 and 14 deals over $1 million. During the quarter, McAfee announced that leading research firm Gartner, Inc. has placed the company in the leader's quadrant in its "Magic Quadrant for Endpoint Protection Platforms." In addition, McAfee introduced Total Protection for Data, a comprehensive solution delivering complete protection, full visibility and control of confidential data anytime and anywhere. With unmatched scalability and centralized management, the new solution includes endpoint encryption, device control, and host data loss prevention.

Consumer Business: Revenue grew 7 percent over the same period last year, to $141 million in the fourth quarter of 2007. Not withstanding the year-over-year change in revenue model from up front to subscription, consumer revenue growth on a normalized basis was approximately 13 percent. In the quarter, McAfee signed or extended 14 agreements and launched 60 new or enhanced online partnerships, including partnerships in Brazil, Germany, the Netherlands, South Africa and the United States. McAfee announced that McAfee VirusScan Mobile, which is included in McAfee's Triple Play offer, is now available for download through McAfee.com. McAfee also continued to aggressively distribute McAfee SiteAdvisor, the world's first safe search and surf technology, which Internet users worldwide have already downloaded 100 million times.

North America: Revenue grew 11 percent to $186 million in the fourth quarter of 2007 compared with $167 million in the fourth quarter of 2006. North American revenue accounted for 52 percent of total revenue for the fourth quarter of 2007.

International: Revenue grew 24 percent, to $171 million in the fourth quarter of 2007 compared with $138 million in the fourth quarter of 2006. Compared with the fourth quarter of 2006, revenue from Europe and the Middle East grew by 24 percent, Asia Pacific grew by 39 percent, Latin America grew by 30 percent and Japan grew by 11 percent. International revenue accounted for 48 percent of total revenue for the fourth quarter of 2007.

Balance Sheet and Cash Flow Summary:

At December 31, 2007, the company reported cash and marketable securities of $1.319 billion, compared with $1.544 billion at the end of the third quarter of 2007. The change reflects the net cash outlay for the acquisition of SafeBoot Holding B.V., which closed in November 2007.

Deferred revenue was $1.045 billion at the end of the fourth quarter, a 16 percent increase over the December 31, 2006 balance. Approximately 82 percent of revenue during the fourth quarter of 2007 came from prior period deferred revenue.

During the fourth quarter of 2007, the company generated approximately $92 million in cash flow from operations, compared with $86 million in the same quarter last year. Days sales outstanding (DSOs) were 59 days, compared with 50 days in the fourth quarter of 2006. The increase in DSOs was primarily due to the acquisition of SafeBoot in the fourth quarter of 2007, as SafeBoot had longer DSOs, and an increase in accounts receivable due to higher year-end sales.

Authorizes $750 Million Stock Repurchase Program:

McAfee is pleased to announce that its Board of Directors has approved a $750 million stock repurchase program through July 29, 2009. The Company may begin the repurchase of its stock at the conclusion of its current quarterly blackout period following today’s announcement of fourth quarter 2007 financial results. Such repurchases may be made from time to time in the open market or through privately negotiated transactions.

The timing and amount of any stock repurchased under the program will depend on market conditions, stock price, corporate and regulatory requirements, capital availability and other factors. These repurchases may be commenced or suspended at any time or from time to time without prior notice.

Completes Acquisition of ScanAlert, Inc.:

McAfee completed its acquisition of privately held ScanAlert, Inc. in January 2008, enabling McAfee to make the Internet safer by extending its comprehensive Web security offerings. ScanAlert is the creator of the HACKER SAFE® Web site security certification service, which protects over 50 million e-commerce transactions per month and advises consumers about which sites are safe for shopping. The ScanAlert technology will be integrated with McAfee’s award-winning safe search and surf technology, SiteAdvisor, which just reached a significant milestone of its own: It has been downloaded more than 100 million times by consumers who request SiteAdvisor’s Web site ratings more than a billion times each day. This robust Web security platform perfectly complements McAfee’s secure PC platform, collectively making the Internet safer for millions of consumers worldwide.

Appoints Two New Members to Board of Directors:

Effective January 28, 2008, McAfee announced the appointment of two new members to its Board of Directors:

•	Carl Bass, chief executive officer and president at Autodesk. He will serve on the Board’s Governance and Nominations Committee.
•	Thomas Darcy, former executive vice president for strategic projects and chief financial officer at Science Applications International Corporation (SAIC). He will serve on the Board’s audit committee.

“We are pleased to welcome these individuals, who bring a wealth of industry and business expertise and experience that will enable them to make valuable contributions to McAfee’s Board of Directors,” said DeWalt.

Their appointments bring to eight the number of independent Directors serving on the company’s nine-member Board. The Board’s Governance and Nominations Committee intends to nominate the new members for election by the stockholders in 2008.

Financial Outlook:

McAfee expects net revenue in the first quarter of 2008 of $345 million to $360 million.

The company expects first quarter 2008 GAAP net income of $0.24 to $0.29 per share and non-GAAP net income of $0.42 to $0.47 per share on a diluted basis.

For the full-year 2008, McAfee expects net revenue of $1.425 billion to $1.525 billion.

The company expects full-year 2008 GAAP net income of $1.25 to $1.35 per share and non-GAAP net income of $1.85 to $1.95 per share on a diluted basis.

This guidance reflects an assumed 24 percent GAAP tax rate and a 27 percent non-GAAP tax rate. In addition, guidance does not reflect the impact of the company’s stock repurchase program. See the reconciliation of projected GAAP net income per share to projected non-GAAP net income per share attached to this press release.

Conference Call Information:

•
The company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 26521370.

•	Attendees should dial in at least 15 minutes prior to the conference call.
•	A replay of the call will be available until February 21, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international).
•	A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com.

Disclosure Statements and Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider adjusted gross profit, operating income and net income, which we refer to as “non-GAAP gross profit,” “non-GAAP operating income” and “non-GAAP net income.” In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management excludes certain items to facilitate its review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in management's review, related to the company's ongoing operating performance.

Non-GAAP gross profit excludes amortization of purchased technology and non-cash stock-based compensation charges. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles expense, non-cash stock-based compensation charges, retention bonuses, severance payments and integration costs related to acquisitions, gain or loss on sale of assets and technology, restructuring charges (benefits), in-process research and development charges and SEC and compliance costs, provision for income taxes and certain other items. Management used a 27 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2007 and 2006. Management believes that the 27 percent effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. In addition, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee’s underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income and net income or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income are:

•
Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•
The company regularly engages in acquisition and integration activities as part of its ongoing business. Therefore, we expect to continue to experience acquisition and retention bonuses, in-process research and development charges and integration costs related to acquisition activity in future periods.

•
The company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 27 percent rate assumed in our non-GAAP financial measures for 2007 and 2006.

•	Other companies, including other companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool.

In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future. The company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income. For more information, see the consolidated statements of income and the “Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements, which include those regarding the results for the fourth quarter ended December 31, 2007, which remain subject to final audit, and guidance on expected operating results for the first quarter and full year 2008, expectations regarding the benefits of McAfee’s recent acquisition of ScanAlert, Inc., stock repurchase program, business strategy, business momentum, market position, relationships and opportunities and the benefits of McAfee’s security solutions. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, further risks may arise from the review of our past stock option granting practices, including but not limited to, potential fines and penalties, and disruptions to our ongoing business and significant legal, litigation, accounting, tax and other expenses. In addition, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its acquisitions, strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company’s product or technical support offerings, the company’s product and service offerings may not continue to interoperate effectively with newly developed operating systems, the company may experience delays in product development or the release of previously announced products, the company may experience delayed or lost bookings and revenue as a result of outages in integrated systems on which it is highly dependent, or the company may not satisfactorily anticipate or meet its customers’ needs or expectations. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations and macro and other economic conditions both in the United States and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2006, and its quarterly report on Form 10-Q for the third quarter of 2007.

About McAfee, Inc.:

McAfee, Inc., the leading dedicated security technology company, headquartered in Santa Clara, California, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. http://www.mcafee.com.

# # #

McAfee, SiteAdvisor, VirusScan, IntruShield, Total Protection, SafeBoot, ScanAlert and HACKER SAFE and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2008 McAfee, Inc. All rights reserved.

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Preliminary and unaudited)

	December 31,	December 31,
	2007	2006
Assets:
Cash and marketable securities	$1,318,802	$1,240,169
Restricted cash	571	950
Accounts receivable, net	232,056	170,855
Prepaid expenses, income taxes and other current assets	186,574	164,118
Property and equipment, net	92,830	91,999
Deferred taxes	577,531	464,413
Goodwill, intangibles and other long term assets, net (1)	1,005,464	667,766
Total assets	$3,413,828	$2,800,270

Liabilities:
Accounts payable	$45,858	$35,652
Accrued liabilities (1)	328,326	289,920
Deferred revenue	1,044,513	897,525
Accrued taxes and other long term liabilities (1)	88,242	149,924
Total liabilities	1,506,939	1,373,021

Stockholders' Equity:
Common stock	1,732	1,726
Treasury stock	(303,270)	(303,074)
Additional paid-in capital (1)	1,809,794	1,527,843
Accumulated other comprehensive income	34,558	31,472
Retained earnings (1)	364,075	169,282
Total stockholders' equity	1,906,889	1,427,249
Total liabilities and stockholders' equity	$3,413,828	$2,800,270

(1)
As of January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes". As a result of the implementation, we recognized a decrease of $126 million in the liability for unrecognized tax benefits, a $3 million increase in acquisition related goodwill, a $101 million increase in additional paid-in capital, and a $28 million increase in retained earnings.

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Preliminary and unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net revenue	$356,526	$305,241	$1,308,220	$1,145,158

Cost of net revenue (1)	75,456	61,505	270,454	223,128
Amortization of purchased technology	10,986	7,532	35,290	23,712
Gross profit	270,084	236,204	1,002,476	898,318

Operating costs:

Research and development (1)	53,616	47,111	213,000	187,824
Marketing and sales (1)	108,847	101,285	387,411	366,002
General and administrative (1)	53,909	42,141	178,612	167,613
SEC and compliance costs	7,867	6,151	32,952	17,824
Amortization of intangibles	4,386	2,377	13,583	10,682
Restructuring charges	5,611	744	8,769	470
Acquisition related costs	2,781	2,748	8,295	8,156
Loss on sale/disposal of assets and technology	65	52	41	259
In-process research and development	-	-	-	460
Total operating costs	237,082	202,609	842,663	759,290
Income from operations	33,002	33,595	159,813	139,028

Interest and other income, net	16,280	12,100	69,391	44,753
Income before provision for income taxes	49,282	45,695	229,204	183,781

Provision for income taxes	37,097	12,819	62,224	46,310
Net income	$12,185	$32,876	$166,980	$137,471

Net income per share - basic	$0.08	$0.21	$1.04	$0.85
Net income per share - diluted	$0.07	$0.20	$1.02	$0.84

Shares used in per share calculation - basic	159,871	159,767	159,819	160,945
Shares used in per share calculation - diluted	165,073	162,909	164,126	163,052

(1)	The Company accounts for stock compensation expense under SFAS 123R, "Share-Based Payment", which requires stock compensation expense to be recognized based on grant date fair value.

Cash and non-cash stock-based
compensation charges are included
as follows:
Cost of net revenue	$565	$853	$3,130	$3,417
Research and development	3,007	3,405	14,024	15,042
Marketing and sales	4,944	8,032	21,755	24,289
General and administrative	7,169	4,815	20,108	15,013
	$15,685	$17,105	$59,017	$57,761

McAFEE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Preliminary and unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2007	2006	2007	2006
Net revenue:
GAAP net revenue		$356,526	$305,241	$1,308,220	$1,145,158

Gross profit:
GAAP gross profit		$270,084	$236,204	$1,002,476	$898,318
Non-cash stock-based compensation charges	(A)	533	848	3,018	3,302
Amortization of purchased technology	(B)	10,986	7,532	35,290	23,712
Non-GAAP gross profit		$281,603	$244,584	$1,040,784	$925,332

Operating income:
GAAP operating income		$33,002	$33,595	$159,813	$139,028
Non-cash stock-based compensation charges	(A)	14,914	16,707	56,132	54,695
Amortization of purchased technology	(B)	10,986	7,532	35,290	23,712
SEC and compliance costs	(C)	7,867	6,151	32,952	17,824
Amortization of intangibles	(B)	4,386	2,377	13,583	10,682
Restructuring charges	(D)	5,611	744	8,769	470
Change in fair value of stock-based liability awards	(E)	7,050	-	8,739	-
Acquisition related costs	(F)	2,781	2,748	8,295	8,156
Loss on sale/disposal of assets and technology	(G)	65	52	41	259
Expected litigation settlement	(H)	-	-	-	13,750
In-process research and development	(I)	-	-	-	460
Non-GAAP operating income		$86,662	$69,906	$323,614	$269,036

Net income:
GAAP net income		$12,185	$32,876	$166,980	$137,471
Non-cash stock-based compensation charges	(A)	14,914	16,707	56,132	54,695
Amortization of purchased technology	(B)	10,986	7,532	35,290	23,712
SEC and compliance costs	(C)	7,867	6,151	32,952	17,824
Amortization of intangibles	(B)	4,386	2,377	13,583	10,682
Restructuring charges	(D)	5,611	744	8,769	470
Change in fair value of stock-based liability awards	(E)	7,050	-	8,739	-
Acquisition relatedcosts	(F)	2,781	2,748	8,295	8,156
Loss on sale/disposal of assets and technology	(G)	65	52	41	259
Expected litigation settlement	(H)	-	-	-	13,750
In-process research and development	(I)	-	-	-	460
Provision for income taxes	(J)	37,097	12,819	62,224	46,310
Non-GAAP income before provision for income taxes		$102,942	$82,006	$393,005	$313,789

Non-GAAP provision for income taxes	(K)	27,794	22,142	106,111	84,723
Non-GAAP net income		$75,148	$59,864	$286,894	$229,066

Net income per share - diluted: *
GAAP net income per share - diluted		$0.07	$0.20	$1.02	$0.84
Non-cash stock-based compensation adjustment per share	(A)	0.09	0.10	0.34	0.34
Other adjustments per share	(B)-(K)	0.29	0.06	0.39	0.23
Non-GAAP net income per share - diluted		$0.46	$0.37	$1.75	$1.40

Shares used to compute Non-GAAP net income per share - diluted		165,073	162,909	164,126	163,052

*
Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, see items (A) through (K).

Items (A) through (K) on the "Reconciliation of GAAP to Non-GAAP Financial Measures" table are listed to the right of certain categories under "Gross Profit," "Operating Income," "Net Income" and "Net Income per Share" correspond to the categories explained in further detail below under paragraphs (A) through (K).

While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: non-cash stock-based compensation, amortization of purchased technology and intangibles, SEC and compliance costs, restructuring (benefits) charges, acquisition related costs, loss/gain on sale/disposal of assets and technology, in-process research and development, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:
(A)
Non-cash stock-based compensation charges consist of non-cash charges relating to employee stock options, restricted stock awards and units, and employee stock purchase plan awards determined in accordance with SFAS 123R, beginning January 1, 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(B)
Amortization of purchased technology and intangibles are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(C)
SEC and compliance costs are charges related to discrete and unusual events where the Company has incurred significant compliance costs and which, in the Company's view are not ordinary course. Recent examples of such charges include (i) the Company's engagement through September 2006 of independent consultants to examine and recommend improvements to its internal controls to ensure compliance with federal securities laws as required by the Company's January 2006 settlement with the SEC, and (ii) costs related to the special committee investigation into the Company's past stock option practices. The Company's management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(D)
Restructuring charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company's business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company's restructuring plan. In addition, the Company's assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company's management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(E)
Change in fair value of stock-based liability awards constitutes the expense or benefit associated with the change in fair value of stock-based liability awards at the end of the each reporting period.

(F)
Acquisition related costs vary significantly in size and amount and are disregarded by the Company's management when evaluating and predicting earnings trends because these charges are unique to specific acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(G)
Loss on sale/disposal of assets and technology relate to the sale or disposal of assets of the Company. These gains or losses can vary significantly in size and amount. The Company's management excludes these gains or losses when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these items when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these charges on its operating results.

(H)	Expected litigation settlement reflects the Company's expected payments pursuant to a tentative settlement reached in December 2007 with plaintiffs in certain stockholder derivative lawsuits.

(I)
In-process research and development constitute non-cash charges that vary significantly in size and amount depending on the business combination and, therefore, are disregarded by the Company's management when evaluating its ongoing performance and/or predicting its earnings trends, and are therefore excluded by the Company when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(J)	Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes.

(K)
Non-GAAP provision for income taxes reflects a 27% non-GAAP effective tax rate used by the Company's management to calculate non-GAAP net income. Management believes that the 27% effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

McAFEE, INC. AND SUBSIDIARIES
PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED
GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE
(in millions, except per share data)
(Preliminary and unaudited)

	Q1 FY '08	FY '08

Projected GAAP revenue range	$345M -$360M	$1,425M - $1,525M

Projected net income per share reconciliation:

Projected GAAP net income per share range - diluted	$0.24 - $0.29	$1.25 - $1.35

Add back:
Projected non-cash stock-based compensation adjustment per share, net of tax (1)	$0.07 - $0.11	$0.33 - $0.43
Projected other adjustments per share, net of tax (2)	$0.07 - $0.11	$0.17 - $0.27

Projected non-GAAP net income pershare range - diluted*	$0.42- $0.47	$1.85 - $1.95

*
We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)
Non-cash stock-based compensation charges consist of non-cash charges relating to employee stock options, restricted stock awards and units, and employee stock purchase plan purchases determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(2)
Other adjustments include amortization of purchased technology and intangibles, SEC and compliance costs, restructuring charges, acquisition related costs, loss/gain on sale of assets and technology, income taxes and certain other items. We exclude these expenses because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (B) through (K) above under the table entitled "Reconciliation of GAAP to Non-GAAP Financial Measures."

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED REVENUE BY PRODUCT GROUPS
(in thousands)
(Preliminary and unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	December 31, 2007		September 30, 2007		June 30, 2007		March 31, 2007		December 31, 2006

McAfee Corporate	$215,295	60%	$185,690	58%	$182,400	58%	$186,385	59%	$173,208	57%

McAfee Consumer	141,231	40%	136,296	42%	132,430	42%	128,493	41%	132,034	43%

Total McAfee	$356,526	100%	$321,986	100%	$314,830	100%	$314,878	100%	$305,242	100%

SOURCE McAfee Inc.